                                                                     EXHIBIT 2.2



                            SHARE EXCHANGE AGREEMENT

         This Share Exchange Agreement (this "Agreement") is entered into as of the 9th day of May 2002, by and among IDMedical.com, Inc., a Colorado corporation ("IDMD"), ToolTrust Corporation ("ToolTrust"), and the undersigned former shareholders of LocalToolbox Corporation ( the "Shareholders").

                                    RECITALS

         WHEREAS, pursuant to the Agreement and Plan of Reorganization, dated October 19, 2001, ToolTrust acquired from the Shareholders 100% of the issued and outstanding stock of LocalToolbox Corporation ("LocalToolbox") in exchange for an aggregate of 8,000,000 shares of ToolTrust common stock.

         WHEREAS, pursuant to an Agreement and Plan of Reorganization, dated October 19, 2001, IDMD acquired 100% of the issued and outstanding stock of ToolTrust from the shareholders of ToolTrust and each ToolTrust shareholder received one share of IDMD common stock for each share of ToolTrust common stock owned by such shareholder, such that IDMD issued to the Shareholders an aggregate of 8,000,000 shares of IDMD common stock (the "IDMD Shares").

         WHEREAS, IDMD is offering the undersigned Shareholders an opportunity to exchange the IDMD Shares for the number of shares of LocalToolbox formerly owned by each Shareholder (the "LocalToolbox Shares").

         NOW, THEREFORE, for and in consideration of the mutual covenants and representations and warranties of the parties contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, IDMD, ToolTrust and the Shareholders agree as follows:

         1. Share Exchange. Based on the representations and warranties and subject to the terms and conditions of this Agreement, and in the amounts set forth on the signature pages hereof, the Shareholders agree to, and hereby do, transfer and assign to IDMD the IDMD Shares and IDMD agrees to, and hereby does, transfer and assign to the Shareholders the LocalToolbox Shares.

                  All additional stock in LocalToolbox held by IDMD or by ToolTrust will be cancelled effective as of the date of closing. No LocalToolbox stock held by IDMD or ToolTrust will be transferred, liened, encumbered or otherwise disposed of prior to the closing.

         2. Closing. A "Closing" shall take place on the first business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date and/or time as the parties may mutually determine. Such Closing shall occur on, or before, May 13, 2002, and shall be closed in accordance with that certain Escrow Agreement executed contemporaneously herewith.

         2.1 Condition Precedent to Closing. The following are conditions precedent to the Closing:

                  (a) Former LocalToolbox shareholders and former ClearDialog Communications, Inc. ("CDC"), shareholders owning an aggregate of 9,300,000 shares of IDMD common stock will participate in this exchange and a contemporaneous exchange for CDC.

         2.2 Mutual Acknowledgments in Lieu of Delivery of Certificates.

                  (a) IDMD acknowledges that certificates representing the IDMD Shares were not issued to the Shareholders and that ToolTrust did not receive certificates representing the LocalToolbox Shares from the Shareholders. IDMD represents and warrants that, by operation of this Agreement, neither ToolTrust nor IDMD has any claim, interest or right to the LocalToolbox Shares.

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                  (b) The Shareholders acknowledge that they did not receive certificates representing the IDMD Shares, and that ToolTrust did not receive certificates representing the LocalToolbox Shares. The Shareholders represent and warrant that, by operation of this Agreement, they have no claim, interest or right to the IDMD Shares.

         3. Representations of the Shareholders. Each Shareholder hereby represents and warrants that effective this date and as of the date of Closing, the representations and warranties listed below are true and correct:

         3.1 Authority. The Shareholder has the requisite authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. Shareholder's performance of, and the consummation of, the transactions contemplated hereby will not violate or conflict with any law, rule, regulation, court or administrative order binding on such Shareholder, or result in the breach of or constitute a default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, lease, judgment, decree, order, award, note, loan or credit agreement or any other material agreement or instrument to which such Shareholder is a party or by which it is bound. Upon due execution and delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of such Shareholder enforceable against it in accordance with its terms.

         3.2 IDMD Shares. The Shareholder is the owner of the issued and outstanding common stock of IDMD, which is being exchanged under this Agreement. The IDMD Shares being exchanged by Shareholder under this Agreement are free and clear from any security interests, claims, liens, or other encumbrances and Shareholder has the unqualified right to transfer and dispose of Shareholder's IDMD Shares.

         3.3 Due Diligence. The Shareholder has been furnished with IDMD's public reports as filed with the United States Securities and Exchange Commission and has had the opportunity to investigate the parties' respective businesses and to ask questions of and receive answers from the parties.

         4. Representations of IDMD and ToolTrust. IDMD and ToolTrust hereby represent and warrant that effective this date and as of the date of closing, the representations and warranties listed below are true and correct:

         4.1 Organization. IDMD is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with full power and authority to own and use its properties and conduct its business as presently conducted by it. IDMD is duly qualified and in good standing to do business as a foreign corporation in any other jurisdiction where failure to so qualify would have a material adverse effect on its business or assets.

         4.2 Authority. IDMD has the requisite corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement by IDMD and the consummation of the transactions contemplated hereby will not violate or conflict with any provisions of the Articles of Incorporation, as amended, or the Bylaws of IDMD, or contravene any law, rule, regulation, court or administrative order binding on it, or result in the breach of or constitute a default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, lease, judgment, decree, order, award, note, loan or credit agreement or any other material agreement or instrument to which IDMD is a party or by which it is bound, the default or breach of which would have a material adverse effect on the property and assets of IDMD, considered as a whole. IDMD has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Upon due execution and delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of IDMD enforceable against it in accordance with its terms.


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         4.3 LocalToolbox Shares. IDMD, through its wholly-owned subsidiary,
ToolTrust Corporation, is the owner of 100% of the issued and outstanding common stock of LocalToolbox. Such LocalToolbox Shares are free and clear from any security interests, claims, liens, or other encumbrances; and IDMD has the unqualified right to transfer and dispose of its LocalToolbox Shares.

         4.4 Approvals and Consent. No approval, authorization or other action by, or filing with, any third-party, including a governmental authority is required in connection with the execution, delivery and performance by IDMD of its obligations under this Agreement and its performance of the transactions contemplated hereby.

         4.5 Technology. None of the technology, other intellectual property, or intellectual property rights held by LocalToolbox has been assigned, transferred, liened, encumbered, licensed, or otherwise disposed of in any way.

         5. Indemnification. IDMD hereby agrees that for a period of four (4) years commencing the date hereof, IDMD shall indemnify and hold harmless the Shareholders at all times after the date of this Agreement against and in respect of any third-party liability, damage or deficiency, all actions, suits, proceedings, demands, claims, assessments, judgments, costs and expenses, including attorney's fees, incident to any of the foregoing, resulting from any misrepresentation, breach of covenant or warranty or nonfulfillment of any agreement on the part of IDMD under this Agreement or from any misrepresentation in or intentional omission from any document or certificate furnished or to be furnished to the Shareholders hereunder. Subject to the terms of this Agreement, IDMD shall reimburse the Shareholders with respect to such third-party's actions on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to IDMD to defend or satisfy the same and IDMD failed to defend or satisfy the same. In the event a third-party action is threatened or commenced but not resolved within said four
(4) year period, IDMD hereby agrees to extend this indemnification through resolution of the third-party action.

         6. Mutual Covenants of the Parties. The parties hereto covenant and agree to execute any further documents or agreements and to take any further acts that may be reasonably necessary to effect the transactions contemplated hereunder, including, but not limited to, obtaining any consents or approvals of any third-party required to be obtained to consummate the transactions contemplated by this Agreement.

         7. Restrictions on Transfer of Shares. The parties hereto acknowledge that they are acquiring the IDMD Shares and the LocalToolbox Shares, as the case may be, under Section 4(2) of the Securities Act of 1933, (the "Act"), commonly known as the private offering exemption. The parties hereby represent that the shares are restricted and may not be resold, except in reliance upon registration or an exemption under the Act.

         8. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for four (4) years from the date hereof. Each party hereto is executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         9. Miscellaneous.

         9.1 Undertakings and Further Assurances. At any time, and from time to time, hereafter, each party will execute such additional instruments and take such action as may be reasonably requested by any other party to carry out the intent and purposes of this Agreement.


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         9.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, or by Federal Express or other means of overnight delivery to the addresses set forth on the signature page hereof.

         9.4 Headings. The paragraph and subparagraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.5 Governing Law. This Agreement shall be governed by the laws of the State of Colorado.

         9.6 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties and the parties' respective heirs, administrators, executors, successors and assigns. This Agreement shall not be assigned by any party hereto, except upon the consent, in writing, of the other parties hereto.

         9.7 Entire Agreement. This Agreement, including any documents delivered pursuant to the terms hereof, is the entire agreement of the parties covering everything agreed upon or understood with respect to the transactions contemplated hereby and supersedes all prior agreements, covenants, representations or warranties, whether written or oral, by any party hereto. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof. It is understood that there will be an Exchange Agreement for CDC, a Settlement Agreement, a Software License Agreement, an Escrow Agreement, and certain lien documents being delivered contemporaneously herewith.

         9.8 Time. Time is of the essence. The parties each agree to proceed promptly and in good faith to consummate the transactions contemplated herein.

         9.9 Expenses. Each of the parties hereto shall pay its own expenses and legal fees in connection with the authorization, preparation, execution and performance of this Agreement and obtaining any necessary regulatory approvals, including, without limitation, all fees and expenses of his respective counsel.

         9.10 Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         9.11 Counterparts and Facsimile Signatures. This Agreement and any exhibits, attachments, or documents ancillary hereto, may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         9.12 Attorneys' Fees. In the event that there is any litigation or arbitration arising out of, or relating to, this Agreement, the prevailing party in any such dispute shall be entitled to recover such party's reasonable attorneys' fees in connection therewith.





                            [SIGNATURE PAGES FOLLOW]

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             IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

IDMEDICAL.COM, INC.


--------------------------
Robert P. Gordon, Chairman and CEO


TOOLTRUST CORPORATION



Robert P. Gordon,



SHAREHOLDERS:



NAME                       NO. OF IDMD SHARES        NO. OF LOCALTOOLBOX SHARES
                           TO BE EXCHANGED           TO BE RECEIVED



---------------------      ---------------           ---------------
printed name:

address:
        -------------

---------------------






---------------------      ---------------           ---------------
printed name:

address:
         ------------

---------------------





---------------------      ---------------           ---------------
printed name:

address:
         ------------

---------------------




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